CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated October 2, 1995, on our audits of the consolidated financial statements and financial statement schedule of Play By Play Toys & Novelties, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                                 COOPERS & LYBRAND L.L.P.

Austin, Texas
June 27, 1996